Exhibit 99.1

GCP Applied Technologies Announces Preliminary Results and Date Change for Q4 2020 Earnings Release

CAMBRIDGE, Mass., February 23, 2021 — GCP Applied Technologies Inc. (NYSE:GCP), a leading global provider of construction products technologies, announces today its preliminary results and that it has changed the date of its fourth quarter 2020 earnings release to March 4, 2021 at 6:00 am EST.

The change is due to the need for additional time to finalize the financial statements. As part of the management transitions that occurred in 2020, GCP has reviewed its accounting procedures and at this time has identified material weaknesses within certain controls which require revisions to prior period financial statements. The Company does not expect this to have a material impact on the financial statements reported in prior periods. Any expected impacts from the revision are included in the preliminary financial results as reported within.

For these reasons, GCP is moving its earnings release of fourth quarter 2020 results from Wednesday, February 24, 2021 to March 4, 2021 at 6:00 a.m. EST. President and Chief Executive Officer Simon Bates and Chief Financial Officer Craig Merrill will host a conference call to discuss the 2020 fourth quarter and full year results later that day at 10:00 a.m. EST.

GCP’s preliminary results including the expected revisions are summarized below:

Fourth Quarter 2020 - Preliminary

•	4Q 2020 Net sales $242.7 million, down 6.0%; Net sales constant currency* $242.2, down 6.2%

•	4Q 2020 Net loss from continuing operations attributable to GCP shareholders $0.8 million

•	4Q 2020 Adjusted EBIT* $27.2 million

•	4Q 2020 Adjusted EBITDA* $39.0 million

Full Year 2020 - Preliminary

•	2020 Net sales of $903.2 million; down 10.9%; Net sales constant currency* $911.5 million; down 10.1%

•	2020 Net income from continuing operations attributable to GCP shareholders $100.5 million

•	2020 Adjusted EBIT* $92.6 million

•	2020 Adjusted EBITDA* $139.0 million

•	2020 Net cash provided by operating activities from continuing operations $73.3 million

•	2020 Adjusted Free Cash Flow* $76.3 million

For the three months ended December 31, 2020, GCP expects the following preliminary results. Net sales of $242.7 million compared to $258.3 million in the prior year quarter. Net sales constant currency * of $242.2 million versus $258.3 million in the prior year quarter. Net loss from continuing operations attributable to GCP shareholders of $0.8 million versus income of $6.6 million in the prior year quarter. Adjusted EBIT* of $27.2 million versus $31.3 million in the prior year quarter. Adjusted EBITDA* of $39.0 million compared to $42.9 million in the prior year quarter.

For the full year ended December 31, 2020, GCP expects the following preliminary results. Net sales of $903.2 million compared to $1,013.5 million in the prior year. Net sales constant currency* of $911.5 million versus $1,013.5 million in the prior year. Net income from continuing operations attributable to GCP shareholders of $100.5 million compared to $40.8 million in the prior year. Adjusted EBIT* of $92.6 million versus $102.6 million in the prior year. Adjusted EBITDA* of $139.0 million compared to $145.8 million in the prior year. Net cash provided by operating activities from continuing operations of $73.3 million compared to $78.0 million in the prior year. Adjusted Free Cash Flow* of $76.3 million compared to $50.0 million for the full year 2020.

The live webcast may be accessed by visiting the “Events and Presentations” section of the Company’s website at investor.gcpat.com. The call may also be accessed by dialing +1 844-887-9408 in the U.S. or +1 (412) 317-9261 internationally. Participants should ask to join the GCP Applied Technologies earnings call.

For those unable to listen to the live conference call, a playback will be available until March 11, 2021. To listen to the playback, please dial +1 (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10151373. A webcast replay will also be available in the “Events and Presentations” section of the Company’s website for approximately three months.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Contact:

Investor Relations

Betsy Cowell

+1 617.498.4568

investors@gcpat.com

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

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This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Non-GAAP Financial Measures

In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Adjusted EBIT, Adjusted EBITDA, and Adjusted Free Cash Flow. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles (“GAAP”) and should not be considered as alternatives to such measures as an indicator of GCP’s performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP’s financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

The following are the non-GAAP financial measures presented in the press release:

•

Net Sales Constant Currency (a non-GAAP financial measure) - is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•

Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•

Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•

Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

GCP Applied Technologies

Analysis of Operations (unaudited)

(In millions)	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Adjusted EBIT (non-GAAP)	$27.2	$31.3	-13.1%	$92.6	$102.6	-9.8%
Gain on sale of corporate headquarters				110.2	—	100.0%
Shareholder activism and other related costs	—	(1.6)	100.0%	(9.5)	(5.3)	79.2%
Gain on Brazil tax recoveries, net	—	(0.3)	100.0%	—	0.6	-100.0%
Repositioning expenses	(1.6)	(4.8)	-66.7%	(5.4)	(20.4)	-73.5%
Restructuring expenses and asset write offs	(13.7)	(1.1)	NM	(24.9)	(9.9)	NM
Pension MTM adjustment and other related costs, net	(2.8)	(13.3)	-78.9%	(2.8)	(13.3)	-78.9%
Gain on termination and curtailment of pension and other postretirement plans	—	1.2	-100.0%	—	1.2	-100.0%
Legacy product, environmental and other claims	(0.6)	—	100.0%	(0.6)	(0.1)	NM
Third-party and other acquisition-related costs	—	—	—	(0.7)	(0.1)	NM
Tax indemnification adjustments	(1.6)	(0.5)	NM	(1.6)	(0.5)	NM
Interest expense, net	(5.0)	(5.0)		(20.1)	(20.0)	0.5%
Income tax (expense) benefit	(2.7)	0.7	NM	(36.7)	6.0	NM
Net (loss) income from continuing operations attributable to GCP shareholders (GAAP)	$(0.8)	$6.6	NM	$100.5	$40.8	NM

(In millions)	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Adjusted EBIT (non-GAAP)	$27.2	$31.3	-13.1%	$92.6	$102.6	-9.8%
Depreciation and amortization	11.8	11.6	1.7%	46.4	43.2	7.5%
Adjusted EBITDA (non-GAAP)	$39.0	$42.9	-9.1%	$139.0	$145.8	4.7%

GCP Applied Technologies

Analysis of Operations (unaudited)

(In millions)	Year Ended December 31,
	2020	2019
Cash flow measure:
Net cash provided by operating activities from continuing operations	$73.3	$78.0
Capital expenditures	(36.0)	(61.6)
Free Cash Flow (non-GAAP)	37.3	16.4
Cash paid for repositioning	10.3	21.2
Cash paid for restructuring	4.8	11.3
Cash paid for third-party and other acquisition-related costs	0.7	0.5
Cash paid for shareholder activism and other related costs	11.1	3.7
Capital expenditures related to repositioning	4.1	6.0
Cash taxes related to gain on sale of corporate headquarters	14.6	—
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(6.6)	(9.1)
Adjusted Free Cash Flow (non-GAAP)	$76.3	$50.0